UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2018 (April 9, 2018)

GLOBAL MEDICAL REIT INC.
(Exact name of registrant as specified in its charter)

Maryland	001-37815	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, Suite 440 Bethesda, MD 20814
(Address of Principal Executive Offices) (Zip Code)

(202) 524-6851
(Registrant’s Telephone Number, Including Area Code)

4800 Montgomery Lane, Suite 450 Bethesda, MD 20814
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Entry into Material Contract with Named Executive Officer and Compensatory Arrangements of Certain Officers.

2018 Annual Equity Incentive Awards

On April 9, 2018, the Board of Directors (the “Board”) of Global Medical REIT Inc. (the “Company”) approved the recommendations of the Compensation Committee of the Board with respect to the 2018 Annual Performance-Based Long Term Incentive Plan (“LTIP”) Awards (the “Annual Awards”) which may be granted to the executive officers of the Company and other employees of the external manager of the Company (the “Manager”) who perform services for the Company. The Annual Awards will be granted pursuant to the Company’s 2016 Equity Incentive Plan.

The Annual Awards that may be granted to the named executive officers of the Company are described below.

Name	Title	2018 Annual Award Target	Number of Target Annual Award Units(1)
Jeffrey Busch	Chief Executive Officer, Chairman of the Board & President	$180,000	25,715
Alfonzo Leon	Chief Investment Officer	$125,000	17,858
Robert Kiernan	Chief Financial Officer and Treasurer	$130,000	18,572
Jamie Barber	General Counsel and Secretary	$110,000	15,715
Allen Webb	SVP, SEC Reporting and Technical Accounting	$98,800	14,115

(1)	The number of target LTIP units comprising each Annual Award is based on the closing price of the Company’s common stock reported on the New York Stock Exchange on the date of approval (April 9, 2018), rounded to the next highest whole LTIP unit to eliminate fractional units.

Annual Awards

The Annual Awards will be subject to the terms and conditions of LTIP Annual Award Agreements (“LTIP Annual Award Agreements”) between the Company and each grantee in the form attached hereto as Exhibit 99.1, which is incorporated herein by reference. Terms not otherwise defined herein have the meanings assigned to them in the LTIP Annual Award Agreements.

The Compensation Committee established performance goals for calendar year 2018 (the “Annual Performance Period”) as set forth in Exhibit A to the LTIP Annual Award Agreements (the “Performance Goals”) that will be used to determine the number of LTIP Units earned by each grantee under each LTIP Annual Award Agreement. As soon as reasonably practicable following the last day of the Annual Performance Period, the Compensation Committee will determine the extent to which the Company has achieved each of the Performance Goals (expressed as a percentage) and, based on such determination, will calculate the number of Earned LTIP Units that each grantee is entitled to receive based on the applicable Performance Percentages described in Exhibit A to the LTIP Annual Award Agreement. Any Annual Award LTIP Units that are not earned will not be granted, and the grantee will have no right in or to any such unearned LTIP Units after it is determined that they were not earned.

The number of Earned LTIP Units issuable to each grantee under the LTIP Annual Award Agreement will be determined by dividing the total number of Annual Award Target LTIP Units into five performance areas as shown in the table below (each a “Component”) and multiplying the number of Target Annual Award LTIP Units allocated to each Component by the applicable Performance Percentage described underneath the table below based on the extent to which the Performance Goal for each such Component is achieved.

Target No. of LTIP Units	Component	Performance Goal
17.5% of total Target LTIP Units	Acquisitions including (i) closed acquisitions during 2018 and (ii) acquisitions placed under definitive purchase contract on or before December 31, 2018 and closed by February 28, 2019.	Threshold: $100 million Target: $150 million Maximum: $200 million

17.5% of total Target LTIP Units	AFFO per share for the year ended December 31, 2018, as reported by the Company in its year-end earnings announcement for the year ended December 31, 2018. AFFO per share for the year ended December 31, 2018 shall exclude the dilutive effect, if any, of any capital raising completed during the period beginning on January 1, 2018 and ending on December 31, 2018.	Threshold: $0.76 per share Target: $0.80 per share Maximum: $0.84 per share

17.5% of total Target LTIP Units	Net Asset Value (NAV) calculated as total assets minus total liabilities, in each case calculated under generally accepted accounting principles as reported using the Company’s audited balance sheet as of December 31, 2018.	Threshold: $325 million Target: $450 million Maximum: $550 million

17.5% of total Target LTIP Units	Capital raising measured by gross proceeds actually raised through the issuance and sale of primary Company equity securities during the period from January 1, 2018 through December 31, 2018.(1)	Threshold: $100 million Target: $200 million Maximum: $300 million

30% of total Target LTIP Units	Discretionary Component	Entirely at the discretion of the Committee based on the Committee’s assessment of the grantee’s individual performance in areas the Committee deems in its discretion to be important based on the grantee’s job duties and position within the organization.

(1)	The Compensation Committee and the Board will, at the end of the second quarter of 2018, reevaluate the feasibility of achieving the Performance Goals of this Component based on market conditions. If the Compensation Committee and the Board determine that the Performance Goals of this Component are unachievable due to market conditions, the Compensation Committee and the Board have the discretion to allocate the LTIP Units re-allocated to this Component to the Discretionary Component.

Performance Percentages

(i)	If the Company achieves less than the Threshold Goal in a particular Component in the above table, all of the Annual Award LTIP Units for that Component will be forfeited.

(ii)	If the Company achieves the Threshold Goal in a particular Component in the above table, the number of Earned LTIP Units in that Component will be equal to 50% of the number of Target Annual Award LTIP Units for that Component.

(iii)	If the Company achieves the Target Goal in a particular Component in the above table, the number of Earned LTIP Units in that Component will be equal to 100% of the number of Target Annual Award LTIP Units for that Component.

(iv)	If the Company achieves or exceeds the Maximum Goal in a particular Component in the above table, the number of Earned LTIP Units for that Component will be equal to 150% of the number of Target Annual Award LTIP Units for that Component.

For achievement of a Performance Goal at an intermediate point between the Threshold Goal and the Target Goal or between the Target Goal and the Maximum Goal for any Component, the number of Earned LTIP Units for that Component will be interpolated on a straight-line basis between 50% and 100% or between 100% and 150%, respectively, of the target number of Annual Award LTIP Units allocated to that Component. Fractional LTIP Units will be rounded to the next highest whole LTIP Unit.

LTIP units that have been earned based on performance as described above are subject to forfeiture restrictions that will lapse (“vesting”) in the following amounts and on the following vesting dates subject to the continuous service of the grantee through and on the applicable vesting date:

(i)        50% of the Earned LTIP Units will become vested, and cease to be subject to forfeiture, as of the earlier of (a) the date in 2019 on which the Board approves the number of Earned LTIP Units to be awarded pursuant to the Components listed above, or (b) the date upon which a Change of Control occurs (the “Annual Award Valuation Date”); and

(ii)        50% of the Earned LTIP Units become vested, and cease to be subject to forfeiture, on the first anniversary of the Annual Award Valuation Date.

Vesting will accelerate in the event of a termination of the executive’s position without Cause or for Good Reason, as a result of death or Disability, or as a result of the grantee’s Retirement. Unvested LTIP Awards will be forfeited in the event of any other termination event.

Distributions

Pursuant to the LTIP Annual Award Agreements, distributions equal to the dividends declared and paid by the Company will accrue during the applicable period on the maximum number of LTIP Units that the grantee could earn (if applicable) and are paid with respect to all of the Earned LTIP Units at the conclusion of the applicable period, in cash or by the issuance of additional LTIP Units at the discretion of the Compensation Committee.

The foregoing summary of the LTIP Annual Award Agreement is qualified in its entirety by reference to the form of agreement filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1*	Form of LTIP Award Agreement (Annual Award)

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MEDICAL REIT INC.

By:	/s/ Jamie A. Barber
Jamie A. Barber
General Counsel and Secretary

Dated: April 12, 2018